Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
McJUNKIN RED MAN HOLDING CORPORATION
ARTICLE I
Offices
          SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
          SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
          SECTION 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
          SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.
          SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.
          SECTION 3. Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors then in office or by the Chairman of the Board of Directors; provided, that, if Goldman, Sachs & Co. and its affiliates (“Goldman”) beneficially own, directly or indirectly, 25.0% or more of the outstanding shares of the Corporation’s common stock, then special meetings of the stockholders also may be called by holders of not less than 25.0% of the outstanding shares of the Corporation’s common stock.

          SECTION 4. Notice of Meetings. Written notice of each annual and special meeting of stockholders stating the date, place, if any, and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting, except as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Restated Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any meeting shall not be required to be given to (i) any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened or (ii) any person who, either before or after the meeting, shall submit a signed written waiver of notice, or a waiver by electronic transmission, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any waiver of notice.
          SECTION 5. List of Stockholders. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order (for each class of stock), showing the address of and the number of shares registered in the name of each stockholder shall be open to the examination of any such stockholder for a period of at least ten days prior to the meeting in the manner provided by law. The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
          SECTION 6. Quorum, Adjournments. Stockholders holding a majority of the voting power of all of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Restated Certificate of Incorporation or by these By-Laws. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present at any meeting of stockholders, the chairman of the meeting or a majority in interest of stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice, provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At such later or rescheduled meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, or such person as the Chairman of the Board of Directors may have designated, or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as the Board of Directors may have designated shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.
          SECTION 8. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
          SECTION 9. Voting. (a) Except as otherwise provided by statute or the Restated Certificate of Incorporation, at all meetings of the stockholders, each stockholder entitled to vote under the Restated Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of voting stock owned by such stockholder of record on the record date for the meeting.
          Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder.
          When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Restated Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.
          (b) A nominee for director shall be elected to the Board of Directors at a meeting if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 10 of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
          SECTION 10. Notice of Stockholder Business and Nominations.
          (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this By-Law as to such business or nomination; clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s proxy materials) before an annual meeting of stockholders.
          (ii) Without qualification, for any nominations or business to be properly brought before an annual meeting by a stockholder pursuant to Section 10(a)(i)(C) of this By-Law, (a) the stockholder must have given timely notice thereof in writing to the Secretary, (b) such other business must otherwise be a proper matter for stockholder action, and (c) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these By-Laws. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, subject to the last sentence of this first paragraph of Section 10(a)(ii), that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          To be in proper form, a stockholder’s notice (whether given pursuant to this Section 10(a)(ii) or Section 10(b)) to the Secretary must:

     (A) set forth, as to (1) the record stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):
     (w) the name and address of each such party as they appear on the Corporation’s books,
     (x) (I) the class, series, and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by each such party, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any shares of any security of the Corporation, (IV) any short interest in any security of the Corporation held by each such party (for purposes of this By-Law, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Corporation owned beneficially by each such party that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (VII) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),
     (y) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and
     (z) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the record stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the record stockholder (such statement, a “Solicitation Statement”);
          (B) if the notice relates to any business that the stockholder proposes to bring before the meeting, set forth
                    (y) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of each such party, in such business and
                    (z) a description of all agreements, arrangements and understandings between each such party, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
          (C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:
                    (y) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and
                    (z) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.
          (iii) The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a record stockholder in accordance with Section 10(a)(i)(C) or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.
          (iv) Notwithstanding anything in paragraph (a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers a written notice to the Secretary setting forth the information set forth in Section 10(a)(ii) of this Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the preceding sentence with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          (c) (i) General. Notwithstanding the foregoing provisions of this Section 10, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section 10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
          (ii) The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before an annual or special meeting, then such business shall not be transacted at such meeting and such nomination shall be disregarded.
          (iii) Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
          SECTION 11. Action by Consent. As long as Goldman beneficially owns, directly or indirectly, more than 25.0% of the outstanding shares of Common Stock, then any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If Goldman beneficially owns, directly or indirectly, 25.0% or less of the outstanding shares of Common Stock, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.
          SECTION 12. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, certify such determinations and do such acts as are otherwise required by law or as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
ARTICLE III
Board of Directors
          SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
          SECTION 2. Number. The Board of Directors shall initially consist of ten (10) directors, and thereafter shall be not less than three (3) nor more than fifteen (15) directors, the exact number of which shall be fixed, from time to time, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. Directors need not be stockholders.
          SECTION 3. Election and Term. Except as otherwise provided by statute, the Restated Certificate of Incorporation, or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office for a term of one year or until his successor shall have been elected and qualified, subject to such director’s earlier death, resignation or removal, as hereinafter provided in these By-Laws or the Restated Certificate of Incorporation.
          SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          SECTION 5. Removal of Directors. Any director may be removed in the manner provided in and to the extent permitted under the Restated Certificate of Incorporation.
          SECTION 6. Vacancies. Any vacancy in the Board of Directors, however resulting, may be filled in the manner provided in and to the extent permitted under the Restated Certificate of Incorporation.
          SECTION 7. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
          SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix or as may be specified in a notice of meeting. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

          SECTION 9. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call by the Chairman of the Board of Directors, the Chief Executive Officer, two or more directors of the Corporation, or by one director in the event that there is only a single director in office.
          SECTION 10. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given at least one business day before each special meeting, in writing or orally (either in person or by telephone), including the time, date and place of the meeting; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
          SECTION 11. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting until such quorum is present, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. All matters shall be determined by the vote of a majority of the total number of directors present at such meeting at which there is a quorum, except as otherwise provided in the Restated Certificate of Incorporation or these By-Laws or as required by law.
          SECTION 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one has been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
          SECTION 13. Compensation. The Board of Directors shall have authority to fix or establish policies for the compensation, including fees and reimbursement of expenses, for services provided by directors to the Corporation.
          SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Restated Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval or (ii) adopt, amend or repeal any By-Law of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
          SECTION 15. Action by Consent. Unless restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.
          SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference call or using any communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
Officers
          SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, one or more Vice Presidents, and a Secretary. The Board of Directors may also select other officers as it may deem to be necessary or appropriate, including a Chairman, a Chief Financial Officer, a Chief Accounting Officer, a General Counsel, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.
          SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
          SECTION 3. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors at any time.
          SECTION 4. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors or the stockholders. The Chairman shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The same individual may serve as both Chairman of the Board and Chief Executive Officer.
          SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, if available and present, preside at each meeting of the Board of Directors or the stockholders. The Chief Executive Officer shall have the powers and duties customarily and usually associated with the position of Chief Executive Officer and such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.
          SECTION 6. President. The President shall have the powers and duties customarily and usually associated with the office of the President and such other powers and duties as may from time to time be assigned to him or her by the Board of Directors. The Chairman of the Board, Chief Executive Officer and the President may be the same person.
          SECTION 7. Vice-President. Each Vice-President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors. The Board of Directors may name Executive Vice Presidents or Senior Vice Presidents or otherwise establish different categories of vice presidents.
          SECTION 8. Secretary. The Secretary shall have the powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.
          SECTION 9. General Counsel. The General Counsel shall have the powers and duties customarily and usually associated with the office of the General Counsel and such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.
          SECTION 10. Other Officers. The Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Assistant Secretaries and Assistant Treasurers, if any, any other officers shall perform such duties as from time to time may be assigned by the Board of Directors.
          SECTION 11. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE V
Capital Stock
          SECTION 1. Issuance of Stock. Unless otherwise voted by stockholders and subject to the provisions of the Restated Certificate of Incorporation and the DGCL, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
          SECTION 2. Stock Certificates. The stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
          SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
          SECTION 4. Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.
          SECTION 5. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.
          SECTION 6. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to corporate action in writing without a meeting (to the extent permitted by the Restated Certificate of Incorporation and By-Laws), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may establish, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting of stockholders, nor more than sixty days prior to any other action as hereinbefore described.
          If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 7. Registered Stockholders. The names and addresses of the holders of record of the shares of stock of the Corporation’s capital, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock as the person entitled to exercise the rights of a stockholder, including to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
          SECTION 8. Dividends. Subject to applicable law and the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Restated Certificate of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
          SECTION 9. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
          SECTION 10. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or with respect to uncertificated shares of stock of the Corporation.
ARTICLE VI
Indemnification
          SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
          SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
          SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.
          SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or directors or otherwise.
          SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
          SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
          SECTION 7. Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE VII
General Provisions
          SECTION 1. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.
          SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.
          SECTION 3. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of

Directors to make such designation.
          SECTION 4. Execution of Contracts. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
          SECTION 5. Certificate of Incorporation. All references in these By-Laws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.
          SECTION 6. Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
          SECTION 7. Severability and Inconsistency. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Restated Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.
          SECTION 8. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given to the stockholders, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if made in the manner prescribed by these By-Laws or if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.
          Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Restated Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
          SECTION 9. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.

ARTICLE VIII
Amendments
          These By-Laws may be amended or repealed or new by-laws adopted (a) if the Restated Certificate of Incorporation so provides, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present, or (b) when a quorum is present at any annual or special meeting of stockholders, by the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy.
Approved and adopted as of October 16, 2008
[Amended and Restated By-Laws of McJunkin Red Man Holding Corporation]